EXHIBIT 10.2
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                         SENIOR SECURED PROMISSORY NOTE

$5,000,000                                                     September 3, 2003

         FOR VALUE RECEIVED, the undersigned, Greystone Manufacturing, L.L.C., ("Maker") promise to pay to the order of Greystone Plastics, Inc., an Iowa corporation ("Payee") the principal sum of $5,000,000 to be paid on the due date hereunder as follows:

               Interest Quarterly at 7.5% fixed per annum beginning on December 1, 2003, with monthly principal payments in equal monthly amounts of $83,333.33 payable over sixty (60) months beginning on November 1, 2003.

         The Maker shall have the right to prepay this Note on any date prior to maturity hereof.

         The Maker liable for payment of the indebtedness evidenced by this Note hereby agrees and consents that either before or after the maturity of the Note thereof, the time for its payment may be extended or this Note renewed from time to time by the holder hereof, without notice and that after such extension, extensions or renewals, it shall remain bound for the payment hereof, notwithstanding such extension or extensions.

         If any principal due upon this Note shall not be paid within ten (10) days of when the same shall become due and payable (whether by extension, acceleration or otherwise) or if the Maker should make an assignment for the benefit of creditors, be granted relief under any bankruptcy or insolvency law, or any receiver, trustee or like officer should be appointed to the custody, possession or control of any property of the Maker, and any such involuntary adjudication or appointment is not vacated, set aside or discharged within thirty (30) days after the occurrence of such event, the holder hereof, may, without notice, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under any other writing now or hereafter evidencing or securing payment of any indebtedness evidenced hereby. If this Note be placed with attorneys upon any default, the holder hereof shall be entitled to recover all costs of collection (including reasonable attorneys' fees) from all parties liable hereon.

         This Note is secured pursuant to a Security Agreement by and between Maker and Payee of this same date and in accordance with the attached UCC Financing Statement.

         All rights and powers of the holder hereunder shall inure to the benefit of its successors and assigns and all agreements herein shall bind the successors and assigns of the undersigned.

         No invalid provision hereof shall affect or impair any other provision of this Note. The undersigned and any endorser, surety, and guarantor hereof do hereby acknowledge receipt of a completed copy of this Note.

         This Note shall be effective as of the date first above written, which the parties agree is the date from which the debt evidenced hereby is owed.

         This Note shall be governed by and construed in accordance with the applicable laws of the State of Oklahoma.

                                             "MAKER"

                                             GREYSTONE MANUFACTURING, L.L.C.


                                             By: /s/ Warren F. Kruger
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                                             Name: Warren F. Kruger
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                                             Title: Manager
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All annexes to this agreement are omitted from this Exhibit. The registrant will furnish supplementally a copy of any omitted annex to the Commission upon request.